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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Credit Depot Corporation 1993 Stock Option Plan, in the Registration Statement (Form S-3 No. 33-310125) and related Prospectus of Credit Depot Corporation, and in the Registration Statement (Form S-3 No. 333-52113) and related Prospectus of Credit Depot Corporation of our report dated September 30, 1998, with respect to the consolidated financial statements of Credit Depot Corporation included in this Annual Report (Form 10-KSB) for the year ended June 30, 1998.

/s/  Ernst & Young, LLP
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Atlanta, Georgia
October 13, 1998